Exhibit 10(a)(5)

                         VANGUARD CELLULAR SYSTEMS, INC.

                           TAX REIMBURSEMENT AGREEMENT

      THIS TAX REIMBURSEMENT AGREEMENT, dated as of July 22, 1998, by and between Vanguard Cellular Systems, Inc., a North Carolina corporation (the "Company"), and _________________________ (the "Participant").

                              W I T N E S S E T H:

      WHEREAS, the Company awarded to the Participant an aggregate of 1,077,768 shares of the Company's Class A Common Stock, par value $.01 per share (as adjusted to reflect stock dividends from the time of grant to the time of vesting) (the "Shares"), pursuant and subject to the terms of the Company's Restricted Stock Bonus Plan (the "Plan") and the terms of Restricted Stock Bonus Plan Agreements dated as of March 23, 1987 and October 12, 1987, respectively, each as amended on March 1, 1990 and February 22, 1991 (the "Agreements"); and

      WHEREAS, pursuant to the Agreements the Participant was entitled to receive certain tax reimbursement payments in the event of a "Change in Control" and a "Resulting Transaction" (as defined in the Agreements) on or before December 31, 1998; and

      WHEREAS, the date of December 31, 1998 was not intended to be restrictive in any manner and it was the intent of the Board of Directors of the Company that the Participant receive payment under the tax reimbursement provisions in the event of any Change in Control and Resulting Transaction; and

      WHEREAS, the Board of Directors of the Company desires to replace the tax reimbursement provisions expiring December 31, 1998 with a new tax reimbursement agreement as set out in this Agreement;

      NOW, THEREFORE, for and in consideration of the premises and the agreements contained herein and other good and valuable consideration receipt which is hereby acknowledged, it is agreed as follows:

      1. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

            a. "A Change in Control" shall mean the occurrence of any of the following events:

                  i. Any "person" (as such term is used in Sections 13(d) and
            14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") but excluding any employee benefit plan of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly,
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            of securities of the Company representing 50% or more of the combined voting power of the Company's outstanding securities then entitled ordinarily (and apart from rights accruing under special circumstances) to vote for the election of directors; or

                  ii. Individuals who are "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority of the Board of Directors; or

                  iii. The Board of Directors shall approve a sale of all or substantially all of the assets of the Company; or

                  iv. The Board of Directors shall approve any merger, consolidation or like business combination or reorganization of the Company the consummation of which would result in the occurrence of any event described in clause (i) or (ii) above.

                  For purposes of the foregoing, "Continuing Directors" shall mean (i) the directors of the Company in office on July 22, 1998 and
            (ii) any successor to any such director (and any additional director) who after such date (y) was nominated or selected by a majority of the Continuing Directors in office at the time of his nomination or selection and (z) who is not an "affiliate" or "associate" (as defined in Regulation 12B under the Exchange Act) of any person who is the beneficial owner, directly or indirectly, of securities representing 50% or more of the combined voting power of the Company's outstanding securities then entitled ordinarily to vote for the election of directors.

            b. "Company" includes the surviving entity (whether the Company or some other entity) following a Change in Control and a Resulting Transaction.

            c. "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended from time to time.

            d. "Income Tax Reimbursement" shall have the meaning provided in
      Section 2.

            e. "Resulting Transaction" shall mean a tender offer or other transaction that results in a Change in Control under Section 1(a)(i) or
      (ii) or a sale of all or substantially all of the assets of the Company or a merger, share exchange, consolidation or like business combination or reorganization of the Company that follows a Change of Control resulting from Section 1(a)(iii) or (iv).

      2. Tax Reimbursement. In the event that there is a Change in Control and a Resulting Transaction on or before December 31, 2003, the Participant (or, in the case of his death, his personal representatives) shall be entitled to receive from the Company, with respect to

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the Shares, tax reimbursement payments, in cash equal to the product of (a) the fair market value of Shares on the date on which all restrictions and conditions with respect thereto lapsed, multiplied by (b) the maximum combined rate of federal and state income tax required to be paid by the Participant with respect to said Shares (the "Income Tax Reimbursement"). Schedule I to this Agreement sets forth the calculation of such Tax Reimbursement payment. The Income Tax Reimbursement shall be paid on the 90th day following the Resulting Transaction. The fair market value of Shares on the date on which all restrictions and conditions with respect thereto lapsed was determined by reference to the closing price of the Company's Class A Common Stock as quoted on the National Association of Securities Dealers National Market System, on the date of lapse or the most recent trading date preceding the date of lapse, which was the value reported by the Participant in his federal income tax return. If the Internal Revenue Service or any other taxing authority later determines that the fair market value of Shares on the date of lapse was greater than the value determined in accordance with this paragraph, then the Company shall thereupon pay an additional Income Tax Reimbursement, in cash, based on the difference between such greater value and the value determined in accordance with this paragraph. The Participant shall promptly notify the Company of any inquiry by the Internal Revenue Service into the value of the Shares on the date of lapse. Notwithstanding the foregoing provisions of this Section 2, any payment to the Participant pursuant hereto will be limited to the amount that can be paid to the Participant without causing Excise Tax to be incurred, taking into account all items of income received or receivable by the Participant from the Company, provided, however, that if it appears that a Transaction will be consummated during the year following the year in which a Change in Control occurs and if the Participant then holds unvested stock options previously granted to him by the Company that would otherwise vest, by their terms or by the terms of the Change in Control at the time of the Transaction (the "Unvested Options"), the Company will accelerate all such Unvested Options to the date of the Change in Control. If the Transaction does not occur within one year following the Change in Control, the vesting schedules for the Unvested Options prior to the Change in Control will automatically be reinstated with respect to all unexercised Unvested Options.

      3. Term of Agreement. The term of this Agreement shall begin on January 1, 1999 and end on December 31, 2003.

      IN WITNESS WHEREOF, the Company and the Participant have executed this Amendment to the Agreement as of the day and year first above written.

                                    VANGUARD CELLULAR SYSTEMS, INC.




                                    By:
                                       -------------------------
                                       President



                                       -------------------------
                                       Participant

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